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                                                                    Exhibit 10.9


                       SEPARATION AGREEMENT AND RELEASE

     This Severance Agreement and Release ("Agreement") is entered into on March 5, 2001, between Michael Bingham ("Employee") and eBenX ("Employer").

     WHEREAS, Employee is currently employed by the Employer as a Senior Vice President, Business Development; and,

     WHEREAS, Employer and Employee agree that Employee's employment will end as provided herein; and

     WHEREAS, Employee and the Employer now wish to resolve by agreement all outstanding issues, disputes, and claims among themselves,

     WHEREAS, the Employer wishes to provide payments to assist Employee in finding new employment and Employee wishes to release Employer from any claims he may have against it;

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, it is agreed as follows:

     1. Employer and Employee agree that Employee's employment will end on 03/05/01.

     2. Employer shall pay to Employee severance pay in the amount of $21,538.40 gross, subject to all legally applicable deductions and withholdings, representing Employee's salary over an eight week period. Payment of the severance shall begin within twenty days of Employer's receipt of a copy of this Agreement executed by Employee and will be paid in accordance with Employer's normal payroll cycle.

     3. In exchange for the payments described in Paragraph 2 above and for other good and valuable consideration described in this Agreement, Employee, for himself, his heirs, successors and assigns, hereby fully and completely releases and waives any and all claims, complaints, rights, causes of action or demands of whatever kind, whether known or unknown, which he has or may have against Employer and its predecessors, successors, assigns, subsidiaries and affiliates and all officers, employees, and agents of those companies, (hereinafter collectively called "the Released Parties") arising out of any actions, conduct, promises, decisions, statements, behavior or events occurring at any time prior to or on the date of this Settlement Agreement. Employee understands that this Release specifically covers, but is not limited to, any and all claims, complaints, causes of action or demands which he has or may have against the Released Parties relating in any way to the terms, conditions or circumstances of his employment and his separation from employment with them, whether based on statutory or common law claims for employment discrimination (including age, sex, sexual orientation, religion, race, national origin, disability or other discrimination arising under the Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Minnesota Human Rights Act and any other federal, state or local statute, Executive Order or ordinance prohibiting employment discrimination, wrongful discharge, breach of contract, breach of any express or implied promise, misrepresentation, fraud, retaliation, breach of public policy, infliction of emotional distress, defamation, promissory estoppel, invasion of privacy, tortious interference with contract, or any other theory, whether legal or equitable. This Release does not impair or apply to any existing vested rights Employee might have under the terms of any presently existing employee benefit plans of the Employer applicable to him, under Workers' Compensation laws, or by reason of this Settlement Agreement and Release itself. Employee further agrees that he will not institute any legal proceedings against the Released Parties as a result of any claims of any kind or character which Employee might have against the Released Parties relating in any way to the terms, conditions or circumstances of his employment and his separation from employment with them, or any other fact or matter occurring prior to the execution of this agreement by Employee, nor will Employee authorize any other party, whether governmental or otherwise, to seek individual remedies on his behalf with respect to any such claims. Employee further acknowledges that he has been provided a full opportunity to review and reflect on the terms of this Severance Agreement and Release and has had the opportunity to consult with and obtained the advice of legal counsel of his choice.
Employee has been advised of his right to rescind this Settlement Agreement and Release within fifteen (15) calendar days after the date of his signature below. The rescission must be in writing and delivered to Employer either by hand or mail within the fifteen (15) days. If delivered by mail, the rescission must be postmarked within the fifteen (15) day period, properly addressed to Employer at: Richard J. Hughes, eBenX, 605 North Highway 169, Suite LL, Minneapolis, MN 55441-6465, and sent by certified mail return receipt requested. If Employee rescinds this Release in accordance with the above provisions, then this entire

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Agreement is null and void; provided, however, that any such rescission will not affect the termination of his employment with the Employer, which stands in all events.

     4. In exchange for the payments and services described in Paragraph above and for other good and valuable consideration described in this Agreement, the sufficiency of which is hereby acknowledged, Employee also agrees to the following terms:

          (a) Employee agrees that he will sell no more than 60,000 shares of eBenX stock during the period between 3/5/01 and 3/14/01.

          (b) Employee also agrees that no shares of eBenX stock will be sold by employee during the period between 3/14/01 and 6/6/01.

          (c)  Acknowledgment.  Employee agrees that the restrictions and
              --------------
agreements contained in this Paragraph 4 are reasonable and necessary to protect the legitimate interests of the Employer, and that any violation of this Section will cause substantial and irreparable harm to the Employer that would not be quantifiable and for which no adequate remedy would exist at law. Employee further acknowledges that Employee has requested, or has had the opportunity to request, that legal counsel review this Agreement, and having exhausted such right, agrees to the terms herein without reservation. Accordingly, Employee authorizes the issuance of injunctive relief by any court of appropriate jurisdiction, without the requirement of posting bond, for any violation of this Paragraph.

     5. Employee agrees that he shall not make any disparaging statements regarding Employer, and Employer agrees that its officers, directors, and managers shall not make any disparaging statements regarding Employee.

     6. Employee and the Employer represent that they will keep the terms of this Agreement strictly confidential except that Employee may tell his immediate family, and Employee and Employer may disclose this information to their respective legal counsel, and any financial or tax advisor and any other agent or employee who needs this information in order to fulfill their regular employment responsibilities. Those to whom such disclosure is made shall be advised to hold the information in the strictest confidence.

     7. This Agreement, consisting of six (6) pages, is full and complete, and represents the entire understanding and agreement between these parties with regard to all matters contained herein. There are no other agreements, conditions, or representations, oral or written, express or implied, between these parties with regard to the subject matter herein. This Agreement can be amended only in writing, signed by both parties hereto.

     8. The parties have read, considered, and fully understand this Agreement, have had sufficient time to consider its terms, and execute it knowingly, freely, and voluntarily. Both parties have had opportunity to consult with their own independent attorneys or other advisors of their choice. This Agreement does not constitute, nor shall it be construed as, an admission of any obligation, wrongdoing, liability or fault of any kind on the part of either party hereto nor on the part of any of the entities referenced herein.

     9. The undersigned have each read this Agreement and understand all the terms fully and enter their signatures in order to signify their understanding and voluntary agreement with all the terms and conditions set forth herein.

     Dated:    March 7, 2001        EMPLOYER


                                    By          /s/  Richard J. Hughes
                                      ------------------------------------------



                                      Its      VP, Human Rsources
                                         ---------------------------------------



     Dated:    March 5, 2001               /s/ Michael Bingham
                                      ------------------------------------------
                                      Michael Bingham

                                      -2-